Exhibit 99.1

Press Release

MagnaChip Schedules Q4 2015 Earnings Conference Call

Announces Preliminary Unaudited Q4 2015 Revenue and Gross Profit Results

SEOUL, South Korea and SAN JOSE, Calif., January 19, 2016 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX) will hold a conference call Wednesday, February 17, 2016 at 5 p.m. EST to discuss the Company’s fourth quarter 2015 financial results. Participating in the call will be YJ Kim, MagnaChip CEO and Jonathan Kim, Executive Vice President and CFO. The earnings press release will be issued after the market closes that day.

The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 24897567 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EST start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be made available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 24897567.

Business Update

Based on preliminary unaudited results, MagnaChip currently expects its fourth quarter 2015 revenue to be approximately $152 million, within MagnaChip’s previously announced $143 million to $153 million guidance range, and gross profit to be approximately 19% of revenue, which is above the previous guidance range of 14% to 16%. The higher than expected gross profit is primarily due to an increase in demand for its AMOLED products as well as better than expected product mix and manufacturing efficiencies.

The foregoing preliminary unaudited results are not final and subject to adjustment. MagnaChip expects to provide its complete financial results for the fourth quarter in its earnings release and conference call on February 17, 2016.

About MagnaChip Semiconductor

Headquartered in South Korea, MagnaChip Semiconductor is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications. MagnaChip Semiconductor believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, large portfolio of registered and pending patents and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our preliminary estimate of fourth quarter 2015 revenue and gross profit. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on May 28, 2015 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1.408.625.1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82.2.6903.3195 chankeun.park@magnachip.com

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